UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2005

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On June 1, 2005, NCI Building Systems, Inc. (“NCI”) issued a press release announcing NCI’s financial results for the second quarter ended April 30, 2005. A copy of the press release is attached as Exhibit 99.1.

NCI reported that trailing twelve month adjusted EBITDA increased by 46.8% to $139.8 million over the same period in fiscal 2004. NCI defines adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, 401(k) non-cash contributions, loss on debt refinancing, cumulative effect of change in accounting principle and non-cash real estate write down. NCI discloses adjusted EBITDA, which is a non-GAAP financial measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in NCI’s senior credit agreement. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.

The information in this Form 8-K and the Exhibit attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended or the Exchange Act, except if NCI expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated June 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Frances R. Powell
	Name:	Frances R. Powell
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: June 1, 2005

Index to Exhibits

Exhibit
Number	Description
99.1	Press Release dated June 1, 2005.